Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 (333-263315 and 333-272011) of EZGO Technologies Ltd. of our report dated January 17, 2025, relating to the consolidated financial statements which are incorporated in EZGO Technologies Ltd.’s Annual Report on Form 20-F as of September 30, 2024 and for the year then ended.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ HTL International, LLC

Houston, Texas

January 17, 2025